                    INTERSTAR SECURITIES HOLDINGS PTY LIMITED
                                A.C.N.087 284 240

           NOTICE PURSUANT TO SECTION 249H(2) OF THE CORPORATIONS ACT
                                      2001

                             CONSENT TO SHORT NOTICE

Interstar Securities Holdings Pyt Limited being the sole shareholder of
Interstar Securities (Australia) Pty Ltd, hereby consent to holding of a general meeting on 14 July 2004 to pass a special resolution to amend clause 16.2(b) of the Constitution of the Company to increase the maximum number of directors from
5 to 9. The meeting to be convened with less than 21 days notice.

Signed for and on behalf of
INTERSTAR SECURITIES HOLDINGS PTY LTD

/s/ B Benari                             /s/ A B Gardiner
---------------------------              -------------------------
B Benari                                 A B Gardiner
Director                                 Secretary

Date 13 July 2004

                              CORPORATIONS ACT 2001

                            COMPANY LIMITED BY SHARES

                                  CONSTITUTION

                                       OF

                   INTERSTAR SECURITISATION MANAGEMENT PTY LTD

PRELIMINARY

1.         DEFINITIONS AND INTERPRETATION

1.1        In this Constitution, unless the contrary intention appears:

           'ALTERNATE DIRECTOR' means a person appointed as an alternate director under CLAUSE 63;

           'AUDITOR' means the Company's auditor, if any;

           'BUSINESS DAY' has the same meaning as in the Corporations Act 2001;

           'COMPANY' means Interstar Securitisation Management Pty Ltd ACN 100
           346 898;

           'CONSTITUTION' means the constitution of the Company as amended from time to time;

           'DIRECTOR' includes any person occupying the position of director of the Company and, where appropriate, includes an Alternate Director;

           'DIRECTORS' means all or some of the Directors acting as a board;

           'DIVIDEND' includes bonus;

           'EXECUTIVE DIRECTOR' means a person appointed as an executive director under CLAUSE 71;

           'MANAGING DIRECTOR' means a person appointed as managing director under CLAUSE 71.1;

           'MEMBER' means a person whose name is entered for the time being on the Register or any branch register as the holder of one or more
           Shares;

           'OFFICE' means the Company's registered office;

           'REGISTER' means the register of Members of the Company;

           'REGISTERED ADDRESS' means the last known address of a Member as noted in the Register;

           'REPRESENTATIVE' means a person appointed by a Member to act as its representative under CLAUSE 48.1 or under section 250D of the
           Corporations Act 2001;

           'SEAL' means the Company's common seal (if any);

           'SECRETARY' means any person appointed by the Directors to perform any of the duties of a secretary of the Company;

           'SHARES' means shares of the Company.

1.2        In this Constitution, unless the contrary intention appears:

           (a)  the singular includes the plural and vice versa and words importing a gender include other genders;

           (b)  words importing natural persons include corporations;

           (c)  words and expressions defined in the Corporations Act 2001 have the same meaning in this Constitution;

           (d)  headings are for ease of reference only and do not affect the construction of this Constitution; and

           (e)  a reference to the Corporations Act 2001 is a reference to the
                Corporations Act 2001 as modified or amended from time to time.

1.3        An expression in a provision of this Constitution has the same meaning as in a provision of the Corporations Act 2001 that deals with the same matter as the provision, unless the contrary intention appears in this Constitution.

1.4        To the extent permitted by law, the replaceable rules in the
           Corporations Act 2001 do not apply to the Company.

SHARES
2.         RIGHTS

           Subject to this Constitution and to the terms of issue of Shares, all
           Shares attract the following rights, privileges and conditions:

           (a)  the right to receive notice of and to attend and vote at all general meetings of the Company at one vote per Share;

           (b)  the right to receive dividends;

           (c)  in a winding up, the right to participate equally in the distribution of the assets of the Company (both capital and surplus), subject only to any amounts unpaid on the Share.

3.         ISSUE OF SHARES AND OTHER SECURITIES

3.1        Subject to this Constitution and the Corporations Act 2001, the
           Directors may issue or dispose of Shares or other securities to persons:

           (a)  on terms determined by the Directors;

           (b)  at the issue price that the Directors determine; and

           (c)  at the time that the Directors determine.

3.2        The Directors' power under CLAUSE 3.1 includes the power to:

           (a)  grant options to have Shares issued; and

           (b)  to issue Shares with:

                (i)  any preferential, deferred or special rights, privileges or conditions;

                (ii) any restrictions in regard to dividend, voting, return of capital or otherwise; or

           (c)  issue preference shares that are liable to be redeemed.

4.         BUY-BACKS

           Subject to the Corporations Act 2001, the Company may buy back Shares on terms and at times determined by the Directors in their discretion.

5.         COMMISSION AND BROKERAGE

           Any brokerage or commission which may be paid by the Company may be made in cash, by the issue of Shares, by the grant of options over
           Shares, or by a combination of any of those methods or otherwise.

6.         TRUSTS NOT RECOGNISED

6.1        Except as required by law or as otherwise provided by this
           Constitution, the Company will not recognise any person as holding a
           Share on trust and the Company will not recognise any equitable, contingent, future or partial interest or any other right in respect of a Share except the registered holder's absolute right of ownership.

6.2        Subject to the other clauses, this CLAUSE 6 applies even if the
           Company has notice of the relevant trust, interest or right.

7.         JOINT HOLDERS

7.1        If two or more persons are registered as the holders of a Share, they are taken to hold the Share as joint tenants with benefits of survivorship and the person whose name appears first on the Register is the only joint holder entitled to receive notices from the
           Company.

7.2        Any one of the joint holders of a Share may give effectual receipts for any dividend or return of capital payable to the joint holders.

8.         RIGHT TO CERTIFICATE

8.1        Subject to the conditions of issue of any Shares or any class of
           Shares:

           (a)  every Member is entitled free of charge to one certificate for all Shares registered in its name; and

           (b)  a Member may request several certificates in reasonable denominations for different portions of its holding.

8.2        (a)  Subject to the conditions of issue of any Shares or any class of
                Shares, joint holders are entitled to a single certificate in their joint names in respect of each portion of their holding.

           (b)  The certificate will be sent to the joint holder whose name appears first in the Register.

8.3        The Company must issue a replacement certificate for Shares in accordance with the Corporations Act 2001 if:

           (a)  the holder of the Shares is entitled to a certificate for those
                Shares;

           (b)  satisfactory evidence has been received by the Company that the certificate for Shares previously issued has been stolen, lost or destroyed and has not been pledged, charged, sold or
                otherwise disposed of; and

           (c)  the Member has undertaken in writing to the Company to return the certificate to the Company if it is found or received by the
                Member.

8.4        Every certificate for Shares must be issued and despatched in accordance with the Corporations Act 2001.

9.         REPLACEMENT OF CERTIFICATE

           The Directors may order worn out or defaced certificates to be cancelled and replaced by new certificates.

10.        VARIATION OF CLASS RIGHTS

10.1       The rights attached to any Shares in a class of Shares may, unless their terms of issue state otherwise, be varied or cancelled by a special resolution of the Company and:

           (a)  with the written consent of the holders of 75% of the Shares of the class; or

           (b)  with the sanction of a special resolution and passed at a separate meeting of the holders of Shares of that class.

10.2       The provisions of this Constitution relating to general meetings apply, with necessary changes, to separate class meetings as if they were general meetings except that:

           (a)  a quorum is two persons holding or representing by proxy, attorney or Representative at least one-third of the Shares of the class or, if there is one holder of Shares in a class, that holder or person representing by proxy, attorney or
                Representative that holder; and

           (b)  any holder of Shares of the class, present in person or by proxy, attorney or Representative may demand a poll.

10.3       The rights conferred on the holders of Shares of any class will not be taken to be varied by:

           (a)  the issue of more Shares; or

           (b)  the conversion of securities to new securities,

           which rank equally with or in priority to those Shares, unless expressly provided by their respective terms of issue or the
           Corporations Act 2001.

CALLS

11.        CALLS

11.1       Subject to the Corporations Act 2001 and the terms on which partly paid Shares are issued, the Directors may make calls on the holders of the Shares for any money unpaid on them.

11.2       A call is made when the resolution of the Directors authorising it is passed.

11.3       The Directors may require it to be paid by instalments.

11.4       The Directors may revoke or postpone a call before its due date for payment.

11.5       At least 10 business days before the due date for payment of a call the Company must send to Members on whom the call is made a notice specifying:

           (a)  the amount of the call;

           (b)  the due date for payment; and

           (c)  the place for payment.

11.6       A Member to whom notice of a call is given in accordance with this
           CLAUSE 11 must pay to the Company the amount called in accordance with the notice.

11.7       Failure to send a notice of a call to any Member or the non-receipt of a notice by any Member does not invalidate the call.

11.8       Joint holders of Shares are jointly and severally liable to pay all calls in respect of their Shares.

12.        INSTALMENTS

           If:

           (a)  the Directors require a call to be paid by instalments; or

           (b)  an amount becomes payable by the terms of issue of Shares, or at a time or in circumstances specified in the terms of issue,

           then:

           (c)  every instalment or the amount payable under the terms of the issues of Shares is payable as if it were a call made by the
                Directors and as if they had given notice of it; and

           (d)  the consequences of late payment or non-payment of an instalment or the amount payable under the terms of issue of Shares are the same as the consequences of late payment or non-payment of a call.

13.        INTEREST AND EXPENSES ON CALLS

           If an amount called is not paid on or before the due date, the person liable to pay the amount must also pay:

           (a)  interest on the amount from the due date to the time of actual payment at a rate determined by the Directors (not exceeding 20%
                per annum); and

           (b)  all expenses incurred by the Company as a consequence of the non-payment,

           but the Directors may waive payment of the interest and expenses in whole or in part.

14.        RECOVERY OF AMOUNTS DUE

           On the hearing of any action for the recovery of money due for any call, proof that:

           (a)  the name of the person sued was, when the call was made, entered in the Register as a holder or the holder of Shares in respect of which the call was made;

           (b)  the resolution making the call is duly recorded in the
                Directors' minute book; and

           (c)  notice of the call was given to the person sued,

           will be conclusive evidence of the debt.

15.        DIFFERENTIATION

           The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

16.        PAYMENT OF CALLS IN ADVANCE

16.1       The Directors may accept from a Member the whole or part of the amount unpaid on a Share before the amount accepted has been called.

16.2       The Company may:

           (a)  pay interest on any amount accepted, until the amount is payable under a call and at a rate (not exceeding 20% per annum) agreed between the Member and the Directors; and

           (b)  subject to any contract between the Company and the Member, repay all or any of the amount accepted in excess of the amount called on the Share.

16.3       Payment of an amount in advance of a call does not entitle the paying
           Member to any dividend, benefit or advantage, other than the payment of interest under this CLAUSE 16,

           to which the Member would not have been entitled if it had paid the amount when it became due.

LIEN AND FORFEITURE

17.        LIEN

17.1       The Company has a first and paramount lien on every partly paid Share for all money:

           (a)  due and unpaid to the Company at a fixed time, in respect of the
                Share;

           (b)  presently payable by the holder of the Share, or the holder's estate, to the Company in respect of the Share; or

           (c)  which the Company is required by law to pay in respect of the
                Share.

17.2       The Company's lien extends to all dividends payable in respect of the
           Share.

17.3       Unless the Directors determine otherwise, the registration of a transfer of a Share operates as a waiver of the Company's lien on the
           Share.

17.4       The Directors may declare a Share to be wholly or partly exempt from a lien.

17.5       If any law for the time being of any country, state or place imposes or purports to impose an immediate or contingent liability on the
           Company to make any payment or authorises a taxing authority or
           Government official to require the Company to make payment in respect of Shares or dividends or other moneys accruing or due to the Member:

           (a)  the Member or, if the Member is deceased, the Member's legal personal representative, indemnifies the Company in respect of any such payment or liability; and

           (b)  subject to the Corporations Act 2001, the Company:

               (i)  has a lien on the Shares, dividends and other moneys payable in respect of the Shares, whether the Shares are held by the
                    Member solely or jointly with another person in respect of any payment made or liability incurred by the Company,
                    together with reasonable expenses and interest on any
                    payment made by the Company at a rate to be fixed by the
                    Directors not exceeding 20% per annum from the date of
                    payment by the Company to the date of repayment by the
                    Member;

               (ii) may set off amounts so paid by the Company against amounts payable by the Company to the Member as dividends or
                    otherwise; and

              (iii) may recover as a debt due from the Member or the Member's legal personal representative the amount of all payments
                    made by the Company together with reasonable expenses and
                    interest at the rate and for the period referred to in
                    CLAUSE 17.5(b)(i).

18.        LIEN SALE

           If:

           (a)  the Company has a lien on a Share for money presently payable;
                and

           (b)  the Company has given the Member or the Member's executors or administrators (as the case may be) holding the Share written notice demanding payment of the money; and

           (c)  that Member fails to pay all of the money demanded,

           then 14 or more days after giving the notice, the Directors may sell the Share in any manner determined by them.

19.        FORFEITURE NOTICE

19.1       The Directors may at any time after a call or instalment becomes payable and remains unpaid by a Member, serve a notice on the Member requiring the Member to pay all or any of the following:

           (a)  the unpaid amount;

           (b)  any interest that has accrued; and

           (c)  all expenses incurred by the Company as a consequence of the non-payment.

19.2       The notice under CLAUSE 19.1 must:

           (a)  specify a day (not earlier than 14 days after the date of the notice) on or before which the payment required by the notice must be made; and

           (b)  state that if a Member does not comply with the notice, the
                Shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

20.        FORFEITURE

20.1       If a Member does not comply with a notice served under CLAUSE 19, then any or all of the Shares in respect of which the notice was given may be forfeited under a resolution of the Directors.

20.2       Unpaid dividends in respect of forfeited Shares will also be forfeited.

20.3       On forfeiture, Shares become the property of the Company and forfeited Shares may be sold, disposed of, or cancelled on terms determined by the Directors.

20.4       The Directors may, at any time before a forfeited Share is sold, disposed of or cancelled, annul the forfeiture of the Share on conditions determined by them.

20.5       Promptly after a Share has been forfeited:

           (a)  notice of the forfeiture must be given to the Member in whose name the Share was registered immediately before its forfeiture;
                and

           (b)  the forfeiture and its date must be noted in the Register.

20.6       Omission or neglect to give notice of or to note the forfeiture as specified in CLAUSE 20.5 will not invalidate a forfeiture.

21.        LIABILITY OF FORMER MEMBER

21.1       The interest of a person who held Shares which are forfeited is extinguished but the former Member remains liable to pay:

           (a)  all money (including interest and expenses) that was payable by the Member to the Company at the date of forfeiture in respect of the forfeited Shares; and

           (b)  interest from the date of forfeiture until payment at a rate determined by the Directors (not exceeding 20% per annum).

21.2       A former Member's liability to the Company ceases if and when the
           Company receives payment in full of all money (including interest and expenses) payable by the former Member in respect of the Shares.

22.        DISPOSAL OF SHARES

22.1       The Company may:

           (a)  receive the consideration (if any) given for a forfeited Share on any sale or disposition of the Share, or a Share sold under a lien sale; and

           (b)  execute a transfer of the Share in favour of a person to whom the Share is sold or disposed of.

22.2       The purchaser of the Share:

           (a)  is not bound to check the regularity of the sale or the application of the purchase price;

           (b)  obtains title to the Share despite any irregularity in the sale;
                and

           (c)  will not be subject to complaint or remedy by the former holder of the Share in respect of the purchase.

22.3       A statement signed by a Director and the Secretary that the Share has been regularly forfeited and sold or re-issued, or regularly sold without forfeiture to enforce a lien, is conclusive evidence of the matters stated as against all persons claiming to be entitled to the
           Share.

22.4       The net proceeds of any sale made to enforce a lien or on forfeiture must be applied by the Company in the following order:

           (a)  in payment of the costs of the sale;

           (b)  in payment of all amounts secured by the lien or all money that was payable in respect of the forfeited Share; and

           (c)  in payment of any surplus to the former Member whose Share was sold.

                                       10

TRANSFER OF SHARES

23.        TRANSFER

23.1       Subject to this Constitution, a Member may transfer the Shares held by that Member.

23.2       Shares may be transferred by:

           (a)  a written transfer instrument in any usual or common form; or

           (b)  any other form approved by the Directors.

23.3       A written transfer instrument referred to in CLAUSE 23.2 must be executed by or on behalf of the transferor and the transferee.

23.4       (a)  A transferor of Shares remains the holder of the Shares transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the Shares.

           (b)  A transfer of Shares does not pass the right to any dividends on the Shares until such registration.

24.        TRANSFER PROCEDURE

24.1       The Directors are not required to register a transfer of Shares unless:

           (a)  the transfer is left at the Office or the office of the
                Company's Share registrar, together with any fee set by the
                Directors under CLAUSE 24.2;

           (b)  the transfer is accompanied by a certificate for the Shares dealt with in the transfer, unless the Directors waive
                production of the certificate on receiving satisfactory evidence of the loss or destruction of the certificate; and

           (c)  the Directors have been provided with any further information they reasonably require to establish the right of the person transferring the Shares to make the transfer.

24.2       The Directors may from time to time determine that a fee is payable on the registration of transfers of Shares.

24.3       Except where a determination is made under CLAUSE 24.2 or where the issue of a certificate is to replace a lost or destroyed certificate, the Company must register all registrable transfer forms and issue certificates without charge.

25.        RIGHT TO REFUSE REGISTRATION

25.1       The Directors may in their absolute discretion and without assigning any reason decline to register any transfer of Shares or other securities.

25.2       The Directors may in their absolute discretion refuse to register any transfer of Shares or other securities on which stamp duty or other taxes of a similar nature are payable but unpaid.

                                       11

26.        CLOSURE OF REGISTER

           The transfer books and the Register may be closed for up to 30 days in each year.

TRANSMISSION OF SHARES

27.        TITLE ON DEATH

27.1       The legal personal representative of a deceased Member who was the sole holder of Shares is the only person whom the Company will recognise as having any title to the deceased Member's Shares.

27.2       If a deceased Member was a joint holder of Shares, the other joint holder is the only person whom the Company will recognise as having any title to the deceased Member's Shares.

27.3       The estate of the deceased Member will not be released from any liability to the Company in respect of the Shares.

27.4       The Company may register a transfer to a transferee who dies before the transfer is registered.

28.        TRANSMISSION

28.1       A person who becomes entitled to a Share in consequence of the death, lunacy or bankruptcy of a Member may, subject to producing to the
           Directors evidence of its entitlement which is satisfactory to the
           Directors, elect to:

           (a)  be registered as the holder of the Share; or

           (b)  transfer the Share to some other person nominated by it.

28.2       If the person who has become entitled to a Share:

           (a)  elects to be registered as the holder, then the person must deliver or send to the Company a written notice of election signed by it; or

           (b)  elects to transfer the Share, then the person must execute a transfer of the Share.

28.3       An election to be registered as a holder of a Share under CLAUSE
           28.1(a) or a transfer of a Share from a Member or deceased Member under this CLAUSE 28 is subject to the same limitations, restrictions and provisions of this Constitution as would apply if the election were a transfer or the transfer were made by the Member or deceased
           Member itself.

28.4       A person who:

           (a)  has become entitled to a Share by operation of law; and

           (b)  has produced evidence of its entitlement which is satisfactory to the Directors,

           is entitled to the dividends and other rights of the registered holder of the Share.

                                       12

28.5       Where two or more persons are jointly entitled to any Share in consequence of the death of the registered holder, they will be considered to be joint holders of the Share.

28.6       Any person who is registered under this clause must indemnify the
           Company against all liabilities, costs, losses and expenses incurred by the Company as a result of registering the person.

CHANGES TO SHARE CAPITAL

29.        DEALING WITH SHARE FRACTIONS

           For the purpose of giving effect to a conversion of all or any of the
           Shares into a larger or smaller number of Shares, the Directors may settle any difficulty which arises with respect to fractions of
           Shares as they think expedient and in particular may:

           (a)  issue fractional certificates;

           (b)  vest any fractions of Shares in trustees on such trusts for the persons entitled to the fractions of Shares as may seem
                expedient to the Directors; or

           (c)  sell the Shares representing the fractions for the best price reasonably obtainable to any person and distribute the net proceeds of sale (subject to retention by the Company of small amounts where the cost of distribution would be disproportionate to the amounts involved) in due proportion among those Members and, for such sale, any Director may execute an instrument of transfer of the Shares to the purchaser.

GENERAL MEETINGS

30.        CALLING GENERAL MEETING

30.1       Any Director may, at any time, call a general meeting.

30.2       (a)  A Member may only request the Directors to call and arrange to hold a general meeting in accordance with section 249D of the
                Corporations Act 2001.

           (b)  A Member may not call or arrange to hold a general meeting except under section 249E or 249F of the Corporations Act 2001.

31.        NOTICE OF GENERAL MEETING

31.1       Subject to the provisions of the Corporations Act 2001 allowing general meetings to be held with shorter notice, at least 21 days written notice (exclusive of the day on which the notice is served or deemed to be served and of the day for which notice is given) must be given to Members of any general meeting.

31.2       A notice calling a general meeting:

           (a)  must specify the place, date and time of the meeting and, if the meeting is to be held in two or more places, the technology that will be used to facilitate this;

           (b)  must state the general nature of the business to be transacted at the meeting; and

                                       13

           (c)  may specify a place, facsimile number and electronic address for the purposes of proxy appointment.

31.3       A notice of an annual general meeting need not state that the business to be transacted at the meeting includes:

           (a)  the consideration of the annual financial report, Directors'
                report and Auditor's report;

           (b)  the election of directors; or

           (c)  the appointment and fixing of the remuneration of the Auditor.

31.4       (a)  The Directors may postpone or cancel any general meeting whenever they think fit (other than a meeting called as the result of a request under CLAUSE 30.2).

           (b)  The Directors must give notice of the postponement or cancellation to all persons referred to in CLAUSE 89.1 entitled to receive notices from the Company.

31.5       The failure or accidental omission to send a notice of a general meeting (including a proxy appointment form) to any Member or the non-receipt of a notice (or form) by any Member does not invalidate the proceedings at or any resolution passed at the general meeting.

PROCEEDINGS AT GENERAL MEETINGS

32.        MEMBER

           In CLAUSES 33, 34, 36 and 38, 'MEMBER' includes a Member present in person or by proxy, attorney or Representative.

33.        QUORUM

33.1       No business may be transacted at a general meeting unless a quorum of
           Members is present when the meeting proceeds to business.

33.2       A quorum of Members is two Members unless there is only one Member, when a quorum is that Member.

33.3       If a quorum is not present within 30 minutes after the time appointed for a general meeting:

           (a)  if the general meeting was called on the requisition of Members, it is automatically dissolved; or

           (b)  in any other case:

                (i)  it will stand adjourned to the same time and place seven days after the general meeting, or to another day, time and place determined by the Directors; and

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               (ii) if at the adjourned general meeting a quorum is not present within 30 minutes after the time appointed for the general meeting, it is automatically dissolved.

34.        CHAIRPERSON

34.1       The chairperson, or in the chairperson's absence the deputy chairperson, of Directors' meetings will be the chairperson at every meeting of Members.

34.2       If:

           (a)  there is no chairperson or deputy chairperson; or

           (b)  neither the chairperson nor deputy chairperson is present within
                15 minutes after the time appointed for holding the general meeting; or

           (c)  the chairperson and deputy chairperson are unwilling to act as chairperson of the general meeting,

           the Directors present may elect a chairperson of the general meeting of the Members.

34.3       If no election is made under CLAUSE 34.2, then:

           (a)  the Members may elect one of the Directors present as chairperson; or

           (b)  if no Director is present or is willing to take the chair, the
                Members may elect one of the Members present as chairperson.

34.4       If there is a dispute at a general meeting about a question of procedure, the chairperson may determine the question.

35.        ADJOURNMENT

35.1       The chairperson of a general meeting at which a quorum is present:

           (a)  in his or her discretion may adjourn the meeting with the meeting's consent; and

           (b)  must adjourn the meeting if the meeting directs him or her to do
                so.

35.2       An adjourned general meeting may take place at a different venue to the initial general meeting.

35.3       The only business that can be transacted at an adjourned general meeting is the unfinished business of the initial general meeting.

35.4       If a general meeting has been adjourned for more than 21 days, at least 3 days written notice (exclusive of the day on which the notice is served or taken to be served and of the day for which notice is given) of the adjourned meeting must be given to Members.

                                       15

36.        DECISION ON QUESTIONS

36.1       Subject to the Corporations Act 2001 in relation to special resolutions, a resolution is carried if a majority of the votes cast on the resolution are in favour of the resolution.

36.2       A resolution put to the vote of a meeting is decided on a show of hands unless a poll is demanded in accordance with the Corporations
           Act 2001.

36.3       The chairperson does not have a casting vote in addition to the chairperson's votes as a Member, proxy, attorney or Representative.

36.4       Unless a poll is demanded:

           (a)  a declaration by the chairperson that a resolution has been carried, carried by a specified majority, or lost; and

           (b)  an entry to that effect in the minutes of the meeting,

           are conclusive evidence of the fact without proof of the number or proportion of the votes in favour of or against the resolution.

36.5       The demand for a poll may be withdrawn.

36.6       A decision of a general meeting may not be impeached or invalidated on the ground that a person voting at the meeting was not entitled to do so.

37.        TAKING A POLL

37.1       A poll will be taken when and in the manner that the chairperson directs.

37.2       The result of the poll will be the resolution of the meeting at which the poll was demanded.

37.3       The chairperson may determine any dispute about the admission or rejection of a vote.

37.4       The chairperson's determination, if made in good faith, will be final and conclusive.

37.5       A poll demanded on the election of the chairperson or the adjournment of a general meeting must be taken immediately.

37.6       After a poll has been demanded at a general meeting, the general meeting may continue for the transaction of business other than the question on which the poll was demanded.

VOTES OF MEMBERS

38.        ENTITLEMENT TO VOTE

38.1       Subject to this Constitution and to any rights or restrictions attaching to any class of Shares:

           (a)  every Member may vote;

           (b)  subject to CLAUSE 43.3, on a show of hands every Member has one vote; and

                                       16

           (c)  on a poll every Member has one vote for each fully paid Share.

38.2       If a Member is of unsound mind or is a person whose estate or property has had a personal representative, trustee or other person appointed to administer it, the Member's personal representative, trustee or other person with the management of the Member's estate or property may exercise any rights of the Member in relation to a meeting of Members as if the personal representative, trustee or other person was a Member.

39.        UNPAID CALLS

           A Member is not entitled to vote or to be counted in a quorum unless all calls and other sums payable by the Member in respect of Shares have been paid.

40.        JOINT HOLDERS

40.1       If two or more joint holders purport to vote, the vote of the joint holder whose name appears first in the Register will be accepted, to the exclusion of the other joint holder or holders.

40.2       For the purposes of this CLAUSE 40, several executors or
           administrators of a deceased Member in whose sole name any Shares are registered will be taken to be joint holders of those Shares.

41.        OBJECTIONS

41.1       An objection to the qualification of a voter may only be raised at the meeting or adjourned meeting at which the voter tendered its vote.

41.2       An objection must be referred to the chairperson of the meeting, whose decision made in good faith is final.

41.3       A vote which the chairperson does not disallow under an objection is valid for all purposes.

42.        VOTES BY OPERATION OF LAW

           A person who has satisfied the Directors not less than 24 hours before a general meeting that it is entitled to a Share by operation of law may exercise all rights attached to the Share in relation to a general meeting, as if the person were the registered holder of the
           Share.

43.        VOTES BY PROXY

43.1       A Member who is entitled to vote at a general meeting of the Company may appoint not more than two proxies to attend and vote at the meeting on that Member's behalf.

43.2       A proxy need not be a member.

43.3       If a Member appoints one proxy, that proxy may, subject to the
           Corporations Act 2001, vote on a show of hands.

                                       17

43.4       If a Member appoints two proxies and the appointment does not specify the proportion or number of the Member's votes each proxy may exercise, each proxy may exercise half the votes. However, neither proxy may vote on a show of hands.

43.5       A proxy may demand or join in demanding a poll.

43.6       A proxy may vote or abstain as he or she chooses except where the appointment of the proxy directs the way the proxy is to vote on a particular resolution. If an appointment directs the way the proxy is to vote on a particular resolution:

           (a)  the proxy need not vote on a show of hands, but if the proxy does so, the proxy must vote that way;

           (b)  if the proxy has two or more appointments that specify different ways to vote on the resolution - the proxy must not vote on a show of hands;

           (c)  if the proxy is the chair - the proxy must vote on a poll, and must vote that way; and

           (d)  if the proxy is not the chair - the proxy need not vote on a poll, but if the proxy does so, the proxy must vote that way.

44.        DOCUMENT APPOINTING PROXY

44.1       An appointment of a proxy is valid if it is signed by the Member making the appointment and contains the information required by subsection 250A(1) of the Corporations Act 2001. The Directors may
           determine that an appointment of a proxy is valid even if it only contains some of the information required by section 250A(1) of the
           Corporations Act 2001.

44.2       For the purposes of CLAUSE 44.1, an appointment received at an electronic address will be taken to be signed by the Member if:

           (a)  a personal identification code allocated by the Company to the
                Member has been input into the appointment; or

           (b)  the appointment has been verified in another manner approved by the Directors.

44.3       The Company may send a proxy appointment form to Members in a form which has been approved by the Directors or by the chairperson and the Managing Director.

44.4       A proxy's appointment is valid at an adjourned general meeting.

44.5       A proxy or attorney may be appointed for all general meetings or for any number of general meetings or for a particular purpose.

44.6       Unless otherwise provided for in the proxy's appointment or in any instrument appointing an attorney, the appointment of the proxy or the attorney will be taken to confer authority:

           (a)  to vote on:

                (i)  any amendment moved to the proposed resolutions and on any motion that the proposed resolutions not be put or any
                     similar motion; and

                                       18

                (ii) any procedural motion, including any motion to elect the chairperson, to vacate the chair or to adjourn the general meeting,

                even though the appointment may specify the way the proxy or attorney is to vote on a particular resolution; and

           (b)  to vote on any motion before the general meeting whether or not the motion is referred to in the appointment.

45.        PROXY IN BLANK

           If a proxy appointment is signed by the Member but does not name the proxy or proxies in whose favour it is given, the chairperson may either act as proxy or complete the proxy appointment by inserting the name or names of one or more Directors or the Secretary.

46.        LODGMENT OF PROXY

46.1       Subject to CLAUSE 46.3, the appointment of a proxy or attorney must be received by the Company, at least 48 hours (unless reduced in the notice of meeting to which the appointment relates) before the general meeting (or the resumption of an adjourned general meeting)
           at which the appointee is to attend and vote.

46.2       If the appointment purports to be executed under a power of attorney or other authority, the original document or a certified copy of it must be forwarded with the appointment.

46.3       The Company receives an appointment of a proxy or attorney or other authority under which it was signed when they are received at:

           (a)  the Office;

           (b)  a facsimile number at the Office; or

           (c)  a place, facsimile number or electronic address specified for that purpose in the notice of general meeting.

47.        VALIDITY

           A vote cast in accordance with an appointment of proxy or power of attorney is valid even if before the vote was cast the appointor:

           (a)  died;

           (b)  became of unsound mind;

           (c)  revoked the proxy or power; or

           (d)  transferred the Shares in respect of which the vote was cast,

           unless any written notification of the death, unsoundness of mind, revocation or transfer was received by the Company before the relevant general meeting or adjourned general meeting.

                                       19

48.        REPRESENTATIVES OF CORPORATIONS

48.1       Any Member that is a corporation may appoint an individual as its representative as provided by the Corporations Act 2001. If a
           Member corporation does so:

           (a)  its representative may exercise at the relevant general meeting all the powers which the Member corporation could exercise if it were a natural person; and

           (b)  when its representative is present at a meeting, the Member corporation will be considered to be personally present at the meeting.

48.2       The chairperson of a general meeting may permit a person claiming to be a Representative to exercise his or her powers even if he or she has not produced a certificate evidencing his or her appointment, or may allow the Representative to vote on the condition that he or she subsequently establishes to the satisfaction of the chairperson of the general meeting his or her status as a Representative within a period prescribed by the chairperson of the general meeting.

48.3       The appointment of a Representative may set out restrictions on the
           Representative's powers.

WRITTEN RESOLUTIONS

49.        WRITTEN RESOLUTIONS

49.1       Subject to the Corporations Act 2001, the Company may pass a resolution without a general meeting being held if all the Members entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document. The resolution is passed when the last Member signs.

49.2       For the purposes of CLAUSE 49.1, separate copies of a document may be used for signing by Members if the wording is identical in each copy.

49.3       If the Company has one Member, the Company may pass a resolution by the Member recording it and signing the record.

49.4       Any document referred to in this clause may be in the form of a facsimile transmission.

APPOINTMENT AND REMOVAL OF DIRECTORS

50.        NUMBER OF DIRECTORS

50.1       Subject to the Corporations Act 2001, the Company may by resolution passed at a general meeting increase the number of Directors.

50.2       Until the Company resolves otherwise there will be:

           (a)  a minimum of one Director; and

           (b)  a maximum of ten Directors.

                                       20

51.        QUALIFICATION

           Neither a Director nor an Alternate Director has to hold any Shares, but a Director (and an Alternate Director when acting as a Director)
           is entitled to notice of and to attend and speak at all general meetings and at every meeting of the holders of Shares of any class of Shares.

52.        APPOINTMENT AND REMOVAL OF DIRECTORS

52.1       The initial Directors of the Company are the persons who have consented to act as directors and are set out in the Company's application for registration as a company. Those persons hold office subject to this Constitution.

52.2       The Company may by resolution passed in general meeting:

           (a)  remove any Director; and

           (b)  appoint another person in the Director's place.

52.3       (a)  If the conduct or position of any Director is such that continuance in office appears to the majority of the Directors to be prejudicial to the interests of the Company, a majority of
                Directors at a meeting of the Directors specifically called for that purpose may suspend that Director.

           (b)  Within 14 days of the suspension, the Directors must call a general meeting, at which the Members may either confirm the suspension and remove the Director from office in accordance with CLAUSE 52.3(a) or annul the suspension and reinstate the
                Director.

53.        ADDITIONAL AND CASUAL DIRECTORS

           Subject to CLAUSE 50, the Directors may appoint any person as a
           Director to fill a casual vacancy or as an addition to the existing
           Directors.

54.        PERIOD OF OFFICE

           A Director will continue to hold office until he or she dies or until his or her office is vacated under CLAUSE 55.

55.        VACATION OF OFFICE

           The office of a Director immediately becomes vacant if the Director:

           (a)  is prohibited by the Corporations Act 2001 from holding office or continuing as a Director;

           (b)  cannot manage the Company because of his or her mental incapacity and is a person whose estate or property has had a personal representative or trustee appointed to administer it;

           (c)  resigns by notice in writing to the Company; or

                                       21

           (d)  is removed by a resolution of the Company.

REMUNERATION OF DIRECTORS

56.        REMUNERATION OF NON-EXECUTIVE DIRECTORS

56.1       The Directors (other than the Managing Director or an Executive
           Director) may be paid as remuneration for their services up to the aggregate maximum sum from time to time determined by the Company by ordinary resolution, or, if no such aggregate maximum sum has been so determined, $200,000 per annum.

56.2       The remuneration will be divided between the non-executive Directors in such proportion and manner as the Directors agree and, in default of agreement, equally.

56.3       If a non-executive Director is required to perform services for the
           Company which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, then the Company may pay the
           Director a fixed sum determined by the Directors in addition to or instead of the Director's remuneration under CLAUSE 56.1.

56.4       The non-executive Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the
           Directors or general meetings of the Company or otherwise in connection with the Company's business.

56.5       The Company may also pay a premium in respect of a contract insuring a person who is or has been a non-executive Director against a liability incurred by the person as a Director, except in
           circumstances prohibited by the Corporations Act 2001.

57.        REMUNERATION OF EXECUTIVE DIRECTORS

57.1       The remuneration of a Managing Director or of an Executive Director
           may from time to time be fixed by the Directors.

57.2       The Company may pay a premium in respect of a contract insuring a person who is or has been an Executive Director against a liability incurred by the person as a Director, except in circumstances prohibited by the Corporations Act 2001.

58.        PAYMENT TO FORMER DIRECTORS

           Subject to the Corporations Act 2001, the Company may give a person a benefit in connection with a Director's retirement from a board or managerial office in the Company.

POWERS AND DUTIES OF DIRECTORS

59.        DIRECTORS TO MANAGE COMPANY

59.1       The business of the Company is managed by the Directors who may exercise all powers of the Company that this Constitution and the
           Corporations Act 2001 do not require to be exercised by the Company in general meeting.

                                       22

59.2       Without limiting the generality of CLAUSE 59.1, the Directors may exercise all the powers of the Company to:

           (a)  borrow money;

           (b)  charge any property or business of the Company or all or any of its uncalled capital;

           (c)  issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person;
                and

           (d)  guarantee or to become liable for the payment of money or the performance of any obligation by or of any other person.

59.3       Every Director and other agent or officer of the Company must:

           (a)  keep secret all aspects of all transactions of the Company, except:

                (i)  to the extent necessary to enable the person to perform his or her duties to the Company;

                (ii) as required by law; and

               (iii) when requested to disclose information by the Directors, to the auditors of the Company or a general meeting of the
                     Company; and

           (b)  if requested by the Directors, sign and make a declaration that he or she will not disclose or publish any aspect of any
                transaction of the Company.

59.4       Subject to the Corporations Act 2001, at any time when the Company is a wholly owned subsidiary of another body corporate, a Director may act in the best interests of that other body corporate.

PROCEEDINGS OF DIRECTORS

60.        DIRECTORS' MEETINGS

60.1       A Director may at any time, and the Secretary must on the request of a Director, call a Directors' meeting.

60.2       It is not necessary to give notice of a meeting of the Directors to an Australian resident Director whom the Secretary, when giving notice to the other Directors, reasonably believes to be temporarily outside Australia.

60.3       (a)  Subject to the Corporations Act 2001, a Directors' meeting may be held by the Directors communicating with each other by any technological means by which they are able simultaneously to hear each other and to participate in discussion.

           (b)  The Directors need not all be physically present in the same place for a Directors' meeting to be held.

           (c)  A Director who participates in a meeting held in accordance with this CLAUSE 60.3 is taken to be present and entitled to vote at the meeting.

                                       23

           (d)  A Director can only withdraw his or her consent to the means of communication between Directors proposed for a Directors'
                Meeting if the Director does so at least 48 hours before the meeting.

60.4       CLAUSE 60.3 applies to meetings of Directors' committees as if all committee members were Directors.

60.5       The Directors may meet together, adjourn and regulate their meetings as they think fit.

60.6       At a meeting of Directors, a quorum is two Directors unless the
           Company has only one Director, when the quorum is that Director.

60.7       Where a quorum cannot be established for the consideration of a particular matter at a meeting of Directors, the chairperson or the
           Managing Director may call a general meeting of Members to deal with the matter.

60.8       Notice of a meeting of Directors may be given in writing, or the meeting may be otherwise called using any technology consented to by all the Directors.

61.        DECISION ON QUESTIONS

61.1       Subject to this Constitution, questions arising at a meeting of
           Directors are to be decided by a majority of votes of the Directors present and voting and, subject to CLAUSE 62, each Director has one vote.

61.2       The chairperson of a meeting does not have a casting vote in addition to his or her deliberative vote if there is an equality of votes.

61.3       (a)  An Alternate Director has one vote for each Director for whom he or she is an alternate.

           (b)  If the Alternate Director is a Director, he or she also has a vote as a Director.

62.        DIRECTORS' INTERESTS

62.1       As required by the Corporations Act 2001, a Director must give the
           Directors notice of any material personal interest in a matter that relates to the affairs of the Company.

62.2       A Director or a body or entity in which a Director has a direct or indirect interest may:

           (a)  enter into any agreement or arrangement with the Company;

           (b)  hold any office or place of profit (other than auditor) in the
                Company; and

           (c)  act in a professional capacity (other than as auditor) for the
                Company,

           and the Director or the body or entity can receive and keep beneficially any remuneration, profits or benefits under any agreement or arrangement with the Company or from holding an office or place of profit in or acting in a professional capacity with the
           Company.

62.3       The fact that a Director holds office as a director, and has fiduciary obligations arising out of that office:

                                       24

           (a)  will not void or render voidable a contract made by a Director with the Company;

           (b)  will not void or render voidable a contract or arrangement entered into by or on behalf of the Company and in which the
                Director may have any interest; and

           (c)  will not require the Director to account to the Company for any profit realised by or under any contract or arrangement entered into by or on behalf of the Company and in which the Director may have any interest.

62.4       A Director may be or become a director or other officer of, or otherwise be interested in:

           (a)  any related body corporate; or

           (b)  any other body corporate promoted by the Company or in which the
                Company may be interested as a vendor, shareholder or otherwise,

           and is not accountable to the Company for any remuneration or other benefits received by the director or officer of, or from having an interest in, that body corporate.

62.5       A Director who has a material personal interest in a matter that is being considered at a Director's meeting must not:

           (a)  be present while the matter is being considered at the meeting;
                or

           (b)  vote on the matter,

           unless permitted to do so by the Corporations Act 2001, in which case the Director may:

           (c)  be counted in determining whether or not a quorum is present at any meeting of Directors considering that contract or
                arrangement or a proposed contract or arrangement;

           (d)  sign or countersign any document relating to that contract or arrangement or a proposed contract or arrangement; and

           (e)  vote in respect of, or in respect of any matter arising out of, the contract or arrangement or proposed contract or arrangement.

63.        ALTERNATE DIRECTORS

63.1       A Director may, with the approval of a majority of the other
           Directors, appoint any person as his or her alternate for a period determined by that Director.

63.2       An Alternate Director is entitled to notice of Directors' meetings and, if the appointor is not present at a meeting, is entitled to attend, be counted in a quorum and vote as a Director.

63.3       An Alternate Director is an officer of the Company and is not an agent of the appointor.

63.4       The provisions of this Constitution which apply to Directors also apply to Alternate Directors, except that Alternate Directors are not entitled to any remuneration from the Company.

                                       25

63.5       (a)  The appointment of an Alternate Director may be revoked at any time by the appointor.

           (b)  An Alternate Director's appointment ends automatically when his or her appointor ceases to be a Director.

63.6       Any appointment or revocation under this clause must be effected by written notice delivered to the Secretary.

64.        ASSOCIATE DIRECTORS

64.1       The Directors may appoint a person to be an associate director and may remove a person so appointed.

64.2       The Directors may define and limit the duties and powers of associate directors and their remuneration for their services as associate directors.

64.3       A person appointed as an associate director is not a Director for any of the purposes of this Constitution or of the Corporations Act 2001 and accordingly:

           (a)  is not a member of the board of Directors or of any committee of
                Directors;

           (b)  is not entitled to be present at any meeting of the Directors or of any committee of the Directors except at the request of the
                Directors or of a committee of Directors; and

           (c)  if present at such request, may not vote or form part of a quorum.

65.        REMAINING DIRECTORS

65.1       The Directors may act even if there are vacancies on the board.

65.2       If the number of Directors is not sufficient to constitute a quorum at a Directors' meeting, the Directors may act only to:

           (a)  appoint a Director; or

           (b)  call a general meeting.

66.        CHAIRPERSON

66.1       The Directors may elect a Director as chairperson of Directors'
           meetings and may determine the period for which the chairperson will hold office.

66.2       If no chairperson is elected or if the chairperson is not present at any Directors' meeting within 10 minutes after the time appointed for the meeting to begin, the Directors present must elect a Director to be chairperson of the meeting.

66.3       The Directors may elect a Director as deputy chairperson to act as chairperson in the chairperson's absence.

                                       26

67.        DIRECTORS' COMMITTEES

67.1       The Directors may delegate any of their powers to:

           (a)  a committee of Directors;

           (b)  a Director;

           (c)  an employee of the Company; or

           (d)  any other person.

67.2       A committee or person to which any powers have been delegated must exercise its powers in accordance with any directions of the
           Directors and a power exercised in that way is taken to have been exercised by the Directors.

67.3       A committee or person to which any powers have been delegated may be authorised to sub-delegate all or any of the powers for the time being vested in it.

67.4       Meetings of any committee will be governed by the provisions of this
           Constitution which deal with Directors' meetings so far as they are applicable and are not inconsistent with any directions of the
           Directors.

68.        WRITTEN RESOLUTIONS

68.1       The Directors may pass a resolution without a Directors' meeting being held if all the Directors entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document. The resolution is passed when the last Director signs.

68.2       For the purposes of CLAUSE 68.1, separate copies of a document may be used for signing by Directors if the wording of the resolution and statement is identical in each copy.

68.3       If the Company has one Director, the Director may pass a resolution or make a declaration by recording it and signing the record.

68.4       Any document referred to in this clause may be in the form of a facsimile transmission or electronic notification.

68.5       This clause applies to meetings of Directors' committees as if all members of the committee were Directors.

69.        VALIDITY OF ACTS OF DIRECTORS

           If it is discovered that:

           (a)  there was a defect in the appointment of a person as a Director,
                Alternate Director or member of a Directors' committee; or

           (b)  a person appointed to one of those positions was disqualified,

           all acts of the Directors or the Directors' committee before the discovery was made are as valid as if the person had been duly appointed and was not disqualified.

                                       27

70.        MINUTES AND REGISTERS

70.1       The Directors must cause minutes to be made of:

(a)        the names of the Directors present at all Directors' meetings and meetings of Directors' committees;

(b)        all proceedings and resolutions of general meetings, Directors'
           meetings and meetings of Directors' committees;

(c)        all resolutions passed by Directors in accordance with CLAUSE 68;

(d)        all orders made by the Directors and Directors' committees; and

(e)        all disclosures of interests made under CLAUSE 62.

70.2       Minutes must be signed by the chairperson of the meeting or by the chairperson of the next meeting of the relevant body, and if so signed will as between the Directors be conclusive evidence of the matters stated in such minutes.

MANAGING OR EXECUTIVE DIRECTOR

71.        APPOINTMENT OF MANAGING OR EXECUTIVE DIRECTOR

71.1       (a)  The Directors may appoint a Director to the office of
                Managing Director or any other office (other than auditor) or employment under the Company for any period (but not for life)
                and on any terms as they think fit.

           (b)  A Director (other than a Managing Director) so appointed is referred to in this Constitution as an Executive Director.

71.2       The Directors may, subject to the terms of a Managing Director's or
           Executive Director's employment contract, suspend, remove or dismiss him or her from that office and appoint another Director in that place.

71.3       If a Managing or Executive Director ceases to be a Director, his or her appointment as Managing or Executive Director terminates automatically.

71.4       If a Managing or Executive Director is suspended from office, he or she will not be entitled to attend or vote at any meeting of
           Directors.

72.        POWERS

72.1       The Directors may confer on a Managing Director or Executive Director any powers exercisable by the Directors, subject to any terms and restrictions determined by the Directors.

72.2       The Managing Director and other Executive Directors are authorised to sub-delegate all or any of the powers vested in them.

72.3       Any power conferred under this clause may be concurrent with or to the exclusion of the Directors' powers.

                                       28

72.4       The Directors may at any time withdraw or vary any of the powers conferred on a Managing Director or Executive Director.

LOCAL MANAGEMENT

73.        LOCAL MANAGEMENT

73.1       The Directors may provide for the management and transaction of the affairs of the Company in any places and in such manner as they think fit.

73.2       Without limiting CLAUSE 73.1 the Directors may:

           (a)  establish local boards or agencies for managing any of the affairs of the Company in a specified place and appoint any persons to be members of those local boards or agencies; and

           (b)  delegate to any person appointed under CLAUSE 73.2(a) any of the powers, authorities and discretions which may be exercised by the Directors under this Constitution,

           on any terms and subject to any conditions determined by the
           Directors.

73.3       The Directors may at any time revoke or vary any delegation under this CLAUSE 73.

74.        APPOINTMENT OF ATTORNEYS AND AGENTS

74.1       The Directors may from time to time by resolution or power of attorney executed in accordance with section 127 of the Corporations
           Act 2001 appoint any person to be the agent or attorney of the
           Company:

           (a)  for the purposes;

           (b)  with the powers, authorities and discretions (not exceeding those exercisable by the Directors under this Constitution);

           (c)  for the period; and

           (d)  subject to the conditions,

           determined by the Directors.

74.2       An appointment by the Directors of an attorney or agent of the
           Company may be made in favour of:

           (a)  any member of any local board established under this
                Constitution;

           (b)  any company;

           (c)  the members, directors, nominees or managers of any company or firm; or

           (d)  any fluctuating body of persons whether nominated directly or indirectly by the Directors.

                                       29

74.3       A power of attorney may contain such provisions for the protection and convenience of persons dealing with an attorney as the Directors think fit.

74.4       The Directors may appoint attorneys or agents by facsimile transmission, telegraph or cable to act for and on behalf of the
           Company.

74.5       An attorney or agent appointed under this CLAUSE 74 may be authorised by the Directors to sub-delegate all or any of the powers authorities and discretions for the time being vested in it.

SECRETARY
75.        SECRETARY

75.1       If required by the Corporations Act 2001, there must be at least one secretary of the Company appointed by the Directors for a term and at remuneration and on conditions determined by them.

75.2       The Secretary (if any) is entitled to attend and be heard on any matter at all Directors' and general meetings.

75.3       The Directors may, subject to the terms of the Secretary's employment contract, suspend, remove or dismiss the Secretary.

SEALS
76.        COMMON SEAL

           If the Company has a Seal:

           (a)  the Directors must provide for the safe custody of the Seal;

           (b)  the Seal must not be used without the authority of the Directors or a Directors' committee authorised to use the Seal;

           (c)  subject to PARAGRAPH (d), every document to which the Seal is affixed must be signed by a Director and be countersigned by another Director, the Secretary or another person appointed by the Directors to countersign the document; and

           (d)  if the Company has only one Director who is also the only secretary of the Company, every document to which the Seal is affixed must be signed by the Director but need not be
                countersigned.

77.        DUPLICATE SEAL

77.1       If the Company has a Seal, the Company may have one or more duplicate
           Seals of the Seal each of which:

           (a)  must be a facsimile of the Seal with the addition on its face of the words 'Duplicate Seal';

           (b)  must only be used with the authority of the Directors or a
                Directors' Committee.

                                       30

78.        SHARE SEAL

78.1       If the Company has a Seal the Company may have a Share seal which may be affixed to Share certificates.

78.2       The Share Seal (if any):

           (a)  must be a facsimile of the Seal with 'Share Seal' or
                'Certificate Seal' on its face; and

           (b)  must only be used with the authority of the Directors or a
                Director's Committee.

INSPECTION OF RECORDS

79.        TIMES FOR INSPECTION

79.1       Except as otherwise required by the Corporations Act 2001, the
           Directors may determine whether and to what extent, and at what times and places and under what conditions, the financial records and other documents of the Company or any of them will be open for inspection by Members other than Directors.

79.2       A Member other than a Director does not have the right to inspect any financial records or other documents of the Company unless the Member is authorised to do so by a court order or a resolution of the
           Directors.

DIVIDENDS AND RESERVES

80.        PAYMENT OF DIVIDENDS

80.1       The Directors may:

           (a)  declare that the Company pay dividends; or

           (b)  determine that dividends are payable by the Company and fix the amount and time for and method of payment.

80.2       Subject to the Corporations Act 2001, if the Directors determine that a dividend is payable under CLAUSE 80.1(b), they may amend or revoke the resolution to pay the dividend at any time before the date fixed for payment.

81.        INTEREST

           The Company must not pay interest on a dividend.

82.        RESERVES

82.1       The Directors may set aside out of profits an amount by way of reserves as they think appropriate to pay a dividend.

82.2       The Directors may apply the reserves for any purpose for which profits may be properly applied.

                                       31

82.3       Pending any such application, the Directors may invest or use the reserves in the business of the Company or in other investments as they think fit.

82.4       The Directors may carry forward any undistributed profits without transferring them to a reserve.

83.        DIVIDEND ENTITLEMENT

83.1       Subject to the rights of persons (if any) entitled to Shares with special rights as to dividend, any dividend must be paid according to the amounts paid or credited as paid on the Shares in respect of which the dividend is paid.

83.2       All dividends must be apportioned and paid proportionately to the amounts paid or credited as paid on the Shares during any portion or portions of the period in respect of which the dividend is paid, but, if a Share is issued on terms providing that it will rank for dividend as from a particular date, that Share ranks for dividend accordingly.

83.3       An amount paid or credited as paid on a Share in advance of a call is not to be taken as paid or credited as paid for the purposes of
           CLAUSES 83.1 and 83.2.

83.4       A transfer of Shares does not pass the right to any dividend declared or determined to be payable in respect of those Shares before the registration of a transfer.

84.        DEDUCTIONS FROM DIVIDENDS

           The Directors may deduct from a dividend payable to a Member all sums presently payable by the Member to the Company on account of calls or otherwise in relation to Shares in the Company.

85.        DISTRIBUTION OF ASSETS

85.1       The Directors may resolve that a dividend (interim or final) will be paid wholly or partly by the transfer or distribution of specific assets, including fully paid Shares in, or debentures of, any other corporation.

85.2       If a difficulty arises in making a transfer or distribution of specific assets, the Directors may:

           (a)  deal with the difficulty as they consider expedient;

           (b)  fix the value of all or any part of the specific assets for the purposes of the distribution;

           (c)  determine that cash will be paid to any Members on the basis of the fixed value in order to adjust the rights of all the
                Members; and

           (d)  vest any such specific assets in trustees as the Directors consider expedient.

85.3       If a transfer or distribution of specific assets to a particular
           Member or Members is illegal or, in the Directors' opinion, impracticable, the Directors may make a cash payment to the Member or
           Members on the basis of the cash amount of the dividend instead of the transfer or distribution of specific assets.

                                       32

86.        PAYMENT

86.1       Any dividend or other money payable in respect of Shares may be paid by:

           (a)  cheque sent through the mail directed to:

                (i)  the address of the Member shown in the Register or to the address of the joint holder of Shares shown first in the
                     Register; or

                (ii) an address which the Member or joint holders has in writing notified the Company as the address to which dividends
                     should be sent;

           (b)  electronic funds transfer to an account with a bank or other financial institution nominated by the Member and acceptable to the Company; or

           (c)  any other means determined by the Directors.

86.2       Any joint holder may give an effectual receipt for any dividend or other money paid in respect of Shares held by holders jointly.

87.        CAPITALISATION OF PROFITS

87.1       The Directors may resolve:

           (a)  to capitalise profits and apply the sum capitalised; and

           (b)  that the sum be applied, in any of the ways mentioned in CLAUSE
                87.2, for the benefit of Members, or persons who have applied for Shares, in the proportions determined by the Directors.

87.2       The ways in which a sum may be applied for the benefit of Members under CLAUSE 87.1 are:

           (a)  in paying up any amounts unpaid on Shares held or to be held by
                Members;

           (b)  in paying up in full Shares or debentures to be issued to
                Members as fully paid; or

           (c)  partly as mentioned in PARAGRAPH (a) and partly as mentioned in
                PARAGRAPH (b).

87.3       The Directors must do all things necessary to give effect to a resolution under CLAUSE 87.1 and, in particular, to the extent necessary to adjust the rights of the Members among themselves, may:

           (a)  issue fractional certificates or make cash payments in cases where Shares or debentures become issuable in fractions; and

           (b)  authorise any person to make, on behalf of all the Members entitled to a benefit on the capitalisation, an agreement with the Company providing for:

                (i)  the issue to them, credited as fully paid up, of any such further Shares or debentures; or

                                       33

                (ii) the payment by the Company on their behalf of the amount or any part of the amount remaining unpaid on their existing
                     Shares by the application of their respective proportions
                     of the sum resolved to be capitalised,

           and any agreement made under the authority of PARAGRAPH (b) is effective and binding on all the Members concerned.

NOTICES

88.        SERVICE OF NOTICES

88.1       Notice may be given by the Company to any person who is entitled to notice under this Constitution by:

           (a)  serving it on the person;

           (b)  sending it by post, facsimile transmission or electronic notification to the person at the person's address shown in the
                Register or the address supplied by the person to the Company for sending notices to the person; or

           (c)  if the notice is to a Member and the Member has no registered address, posting it on a notice board at the Office.

88.2       A notice sent by post is taken to be served:

           (a)  by properly addressing, prepaying and posting a letter containing the notice; and

           (b)  on the day after the day on which it was posted.

88.3       A notice sent by facsimile transmission or electronic notification is taken to be served:

           (a)  by properly addressing the facsimile transmission or electronic notification and transmitting it; and

           (b)  on the day after its despatch.

88.4       A notice posted on a notice board at the Office is taken to be served
           24 hours after it is posted on the board.

88.5       A notice may be given by the Company to joint holders by giving the notice to the joint holder whose name appears first in the Register.

88.6       Every person who is entitled to a Share by operation of law and who is not registered as the holder of the Share is taken to receive any notice served in accordance with this clause on the person from whom it derives its title.

88.7       A Share certificate, cheque, warrant or other document may be delivered by the Company either personally or by sending it:

           (a)  in the case of a Member who does not have a registered address in Australia, by airmail post; and

           (b)  in any other case, by ordinary post,

                                       34

           and is at the risk of the addressee as soon as it is given or posted.

88.8       A Member whose registered address is not in Australia may specify in writing an address in Australia as the Member's registered address within the meaning of this clause.

88.9       A certificate in writing signed by a Director, Secretary or other officer of the Company that a document or its envelope or wrapper was addressed and stamped and was posted is conclusive evidence of posting.

88.10      Subject to the Corporations Act 2001 the signature to a written notice given by the Company may be written or printed.

88.11      All notices sent by post outside Australia must be sent by prepaid airmail post.

89.        PERSONS ENTITLED TO NOTICE

89.1       Notice of every general meeting must be given to:

           (a)  every Member;

           (b)  every Director and Alternate Director; and

           (c)  any Auditor.

89.2       No other person is entitled to receive notice of a general meeting.

AUDIT AND ACCOUNTS

90.        COMPANY TO KEEP ACCOUNTS

           The Directors must cause the Company to keep written financial records in relation to the business of the Company in accordance with the requirements of the Corporations Act 2001.

WINDING UP

91.        WINDING UP

91.1       Nothing in this clause prejudices the rights of the holders of Shares issued on special terms and conditions.

91.2       If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company:

           (a)  divide among the Members in kind all or any of the Company's assets; and

           (b)  for that purpose, determine how he or she will carry out the division between the different classes of Members,

           but may not require a Member to accept any Shares or other securities in respect of which there is any liability.

                                       35

91.3       The liquidator may, with the sanction of a special resolution of the
           Company, vest all or any of the Company's assets in a trustee on trusts determined by the liquidator for the benefit of the contributories.

PAYMENTS BY THE COMPANY

92.        INDEMNITY

92.1       Every Director, agent, Auditor, Secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as such Director, agent, Auditor, Secretary or other officer in defending any proceedings whether civil or criminal in which judgment is given in his favour or in which he is acquitted or in connection with any application under the Corporations Act 2001 in which relief is granted to him by the court in respect of any negligence, default, breach of duty or breach of trust. However, the right of indemnity against the Company may, in certain circumstances, be limited by the
           Corporations Act 2001.

92.2       To the extent permitted by law and subject to the restrictions in section 199A of the Corporations Act 2001, the Company indemnifies every person who is or has been an officer of the Company or a subsidiary against reasonable legal costs incurred in defending an action for a liability incurred by that person as such an officer of the Company or a subsidiary.

92.3       The amount of any indemnity payable under CLAUSES Error! Reference source not found. or 92.1 will include an additional amount ('GST
           AMOUNT') equal to any GST payable by the officer being indemnified
           ('INDEMNIFIED OFFICER') in connection with the indemnity (less the amount of any input tax credit claimable by the Indemnified Officer in connection with the indemnity). Payment of any indemnity which includes a GST Amount is conditional upon the Indemnified Officer providing the Company with a GST tax invoice for the GST Amount.

92.4       For the purposes of this CLAUSE 92, 'OFFICER' means:

           (a)  a Director; or

           (b)  a Secretary.

--------------------------------------------------------------------------------

SIGNATURE

--------------------------------------------------------------------------------

We, the undersigned, being a company specified in the application for the
Company's registration as a company that consents to become a Member, agree to the terms of this Constitution:

......................................................
Signature of duly authorised officer of
INTERSTAR SECURITIES (AUSTRALIA) PTY LTD
ACN 087 271 109

......................................................
Name of duly authorised officer of
INTERSTAR SECURITIES (AUSTRALIA) PTY LTD
ACN 087 271 109

Dated:  26 April 2002

                               CORPORATIONS ACT 2001

                                    CONSTITUTION

                                         OF

                    INTERSTAR SECURITISATION MANAGEMENT PTY LTD

                                  ACN 100 346 898

                                 MINTER ELLISON
                                     Lawyers
                                  Rialto Towers
                               525 Collins Street
                               MELBOURNE VIC 3000
                                DX 204 MELBOURNE
                            Telephone (03) 8608 2000
                            Facsimile (03) 8608 1000

                                 MHL 30-3241728

                                       ii

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PAYMENTS BY THE COMPANY..........................................................................................35

92.        INDEMNITY.............................................................................................35